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                                                                   EXHIBIT 10.31




                                February 4, 2004


Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

         This letter, when executed by the parties hereto, will constitute an agreement between Bakers Footwear Group, Inc., a Missouri corporation (the "Company"), and Ryan Beck & Co., Inc. ("RBCO"), pursuant to which the Company agrees to retain RBCO and RBCO agrees to be retained by the Company under the terms and conditions set forth below.

         1. The Company hereby retains RBCO to render consulting advice to the Company as an investment banker relating to financial and similar matters. In this regard, subject to the terms and conditions set forth herein, RBCO shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice.

         2. This Agreement shall be effective for a period of two (2) years commencing February 3, 2004 (the "Term"). RBCO may terminate this Agreement upon ten (10) days prior written notice to the Company. Paragraphs 5, 6, 8, 9, 11, 13, 14 and 15 shall survive the expiration or termination of this Agreement under all circumstances.

         3. During the Term of this Agreement, RBCO will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that RBCO shall not be required to undertake duties not reasonably within the scope of the consulting advisory service contemplated by this Agreement. In performance of these duties, RBCO shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of RBCO's advice is not measurable in any quantitative manner, and that RBCO shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so. RBCO shall act in the following capacities in any of the following transactions (each a "Transaction" and, collectively, the "Transactions") entered into or contemplated by the Company throughout the Term hereof:





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                  (A) Mergers and Acquisitions: Financial advisor in connection with any purchase or sale of assets or stock, merger, acquisition, business combination, joint venture or other strategic transaction (it is understood that the purchase of the assets constituting 15 stores or store locations or less and less than $2 million in value is not included in the foregoing).

                  (B) Warrant Exercise Programs: Agent in connection with the exercise of warrants or options in the Company.

         4. The Company acknowledges that RBCO and its affiliates are in the business of providing financial service and consulting advice (of all types contemplated by this Agreement) to others. Nothing contained in this Agreement shall be construed to limit or restrict the right of RBCO or its affiliates, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of RBCO to render services or advice of any kind to any other corporation, firm, individual or association.

         5. RBCO's compensation for its services hereunder shall be determined by agreement between the Company and RBCO on the basis of compensation customarily paid to financial advisors in similar transactions provided that RBCO's compensation in connection with a transaction described in Section 3(A) (mergers and acquisitions) shall be not less than 2% of the Total Consideration (as defined below) in such transaction.

         "Total Consideration" shall mean anything of value received (or given, as the case may be) by the Company, its security holders and its employees, including assumption of debt. Non-cash consideration shall be valued as follows:
(i) in the case of an exchange of securities in a transaction in which the number of securities of the acquirer to be received will vary in a manner designed to produce a fixed value to be received in exchange for each security of the target company, the number of securities of the target company exchanged in such transaction, shall be multiplied by the value per share specified in the agreement between the target company and the acquirer; (ii) in the case of an exchange of securities in a transaction in which the number of securities of the acquirer to be received in exchange for each security of the acquired company is fixed and the value of such securities may vary, (x) for securities traded on a national securities exchange, the average closing sale price (or, if no closing sale price is reported, the last reported sale price) of the securities for the twenty (20) full trading days ending on the fifth trading day prior to the closing of the transaction, shall be multiplied by the number of securities of the acquirer to be issued upon exchange of the target company's securities in the transaction, and (y) for securities quoted by a national quotation service, the average of the closing bid and ask prices of the securities for a period of twenty (20) full trading days ending on the fifth trading day prior to the closing of the transaction, shall be multiplied by the number of securities of the acquirer to be issued in the transactions; and (iii) for any other securities, the value shall be reasonably determined by RBCO and the Company, provided, that if such securities are promissory notes, the securities shall be valued at face value.

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     6. The Company, upon receipt of appropriate supporting documentation, shall reimburse RBCO for any and all reasonable out-of-pocket expenses incurred by RBCO in connection with services requested by the Company to be rendered by RBCO to the Company pursuant to this Agreement, including, but not limited to, hotel, food and associated expenses, all charges for travel and long-distance telephone calls and all other expenses incurred by RBCO in connection with services requested by the Company to be rendered by RBCO to the Company pursuant to this Agreement. In the event such expenses are incurred by RBCO while RBCO is contemporaneously providing its services to the Company and any other clients(s) of RBCO, such expenses shall be allocated appropriately among RBCO's clients. Expenses payable under this Section 6 shall not include allocable overhead expenses of RBCO, including, but not limited to, attorneys' fees, secretarial charges and rent.

         7. In connection with RBCO's activities on behalf of the Company, the Company will furnish RBCO with all financial and other information regarding the Company that RBCO reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the "Information"). The Company will provide RBCO with access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants for the Company. The Company recognizes and agrees that RBCO: (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the information or such other information; (ii) does not assume responsibility for the accuracy of the Information or such other information; and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

         8. The Company acknowledges that all advice (written or oral) given by RBCO to the Company is intended solely for the benefit and use of the Company. Other than to the extent required to be reflected in Board and committee meeting minutes, or as required by applicable law (including, without limitation, securities laws) no advice (written or oral) of RBCO hereunder shall be used, reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose, nor shall any public references to RBCO be made by the Company (or such persons), without the prior written consent of RBCO.

         9. No person or entity, other than the Company or any of its subsidiaries, shall be entitled to make use of or rely upon the advice of RBCO to be given hereunder, and the Company shall not transmit such advice to others (except legal counsel and accountants retained by the Company to evaluate the transaction), or encourage or facilitate the use of or reliance upon such advice by others, without the prior written consent of RBCO.

         10. It is understood that RBCO, solely with respect to services rendered under this Agreement, makes no commitment whatsoever to make a market in the securities of the Company or to recommend or advise its clients to purchase the securities of the Company. Research reports or corporate finance reports that may be prepared by RBCO will, when and if prepared, be done solely on the merits or judgment of analysts of RBCO or senior corporate finance personnel of RBCO.

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         11. The use of RBCO's name in any annual report or other report of the
Company, or any release or similar document prepared by or on behalf of the Company, must have the prior written approval of RBCO unless the Company is required by law to include RBCO's name in such annual report, other report or release, in which event RBCO will be furnished with a copy of such annual report, other report or release using RBCO's name in advance of publication by or on behalf of the Company.

         12. Should any purchases of securities be requested to be effected through RBCO by the Company, its officers, directors, employees or other affiliates, or by any person on behalf of any profit sharing, pension or similar plan of the Company, for the account of the Company or the individuals or entities involved, such orders shall be taken by a registered account executive of RBCO, shall not be subject to the terms of this Agreement, and the normal brokerage commission as charged by RBCO will apply in conformity with all rules and regulations of the New York Stock Exchange, the National Association of Securities Dealers, Inc. or such other regulatory bodies as shall have jurisdiction with respect to such transactions. Where no regulatory body sets the fee, the normal established fee as used by RBCO shall apply.

         13. RBCO will hold in confidence any confidential information which the Company provides or has provided to RBCO pursuant to this Agreement or otherwise in connection with the Offering which is designated as being confidential. Notwithstanding the foregoing, RBCO shall not be required to maintain confidentiality with respect to information: (i) which is or becomes part of the public domain not due to the breach of this agreement by RBCO; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of RBCO in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by RBCO by governmental requirements.

         14. Nothing in this Agreement shall be construed to limit the ability of RBCO or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationships with, entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company's, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

         15. The Company agrees to indemnify RBCO and its controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I, and agrees to the other provisions of Appendix I, which is incorporated herein by this reference, regardless of whether a Transaction consummated.

         16. The Company acknowledges and agrees that it is a sophisticated business enterprise and that RBCO has been retained pursuant to this Agreement

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to act as financial advisor to the Company solely with respect to the matters set forth herein. In such capacity, RBCO shall act as an independent contractor, and any duties of RBCO arising out of its engagement pursuant to this Agreement shall be contractual in nature and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary duty on the other.

         17. This Agreement does not and will not constitute any agreement, commitment or undertaking, express or implied on the part of RBCO or any affiliate to purchase or to sell any securities or to provide any financing and does not ensure the successful arrangement or completion of any Transaction.

         18. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

         19. Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at Attention: Peter A. Edison, 2815 Scott Avenue, St. Louis, Missouri 63103, Chief Executive Officer, with a copy to Bryan Cave LLP, One Metropolitan Square, 211 North Broadway, Suite 3600, St. Louis, Missouri 63102,
Attention: J. Mark Klamer, Esq. or, if to RBCO, addressed to it at 650 Madison Avenue, New York, NY 10022, Attention: Michael J. Kollender, Executive Vice President, with a copy to Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131, Attention: Fern S. Watts, Esq., or to such address as may hereafter be designated in writing by one party to the other. Such notice or other communication shall be deemed to be given on the date of receipt.

         20. If, during the term hereof, RBCO shall cease to do business, the provisions hereof relating to the duties of RBCO and compensation by the Company as it applies to RBCO shall thereupon cease to be in effect, except for the Company's obligation of payment for services rendered prior thereto. This Agreement shall survive any merger of, acquisition of, or acquisition by RBCO and, after any such merger or acquisition, shall be binding upon the Company and the corporation surviving such merger or acquisition.

         21. This Agreement together with the Underwriting Agreement, dated as of the date hereof, embodies the entire agreement and understanding between the Company and RBCO and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

         22. This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and RBCO.

         23. This Agreement shall be construed and interpreted in accordance with laws of the State of New York applicable to contracts executed and to be wholly performed therein without giving effect to conflict of laws, rules or principles. Any dispute hereunder shall be brought in a court in the State of New York.

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         24. This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

         25. This Agreement may be modified or amended, or its provisions waived, only by an instrument in writing signed by the person or persons against whom enforcement of this modification, amendment or waiver is sought.

         26. It is understood and agreed that failure or delay by either the Company or RBCO in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

         27. EACH OF RBCO AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                     BAKERS FOOTWEAR GROUP, INC.



                                     By:  /s/ PETER A. EDISON
                                        ----------------------------------------
                                          Name:  Peter A. Edison
                                          Title: Chairman and Chief Executive
                                                 Officer




                                     RYAN BECK & CO., INC


                                     By:  /s/ MICHAEL J. KOLLENDER
                                        ----------------------------------------
                                          Name:  Michael J. Kollender
                                          Title:  Executive Vice President


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                                   APPENDIX I

     The Company agrees to indemnify and hold harmless RBCO, its officers and employees, each of its directors, its affiliates (as defined in Rule 405 under Securities Act of 1933, as amended (the "Securities Act")) and each person, if any, who controls RBCO within the meaning of the Securities Act (RBCO and each such person being an "Indemnified Party") from and against any loss, claim, damage or liability, joint or several (or any actions, including shareholder actions, in respect thereof), to which such Indemnified Party may become subject under the Securities Act or any applicable federal or state law, or otherwise, which are related to or result from the performance by RBCO of the services contemplated by or the engagement of RBCO pursuant to, this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from RBCO's willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of RBCO pursuant to, or the performance by RBCO of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from RBCO's willful misconduct or gross negligence.

     Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party's own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advise of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict or potential conflict exists (based upon advise of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Indemnifying Party to conduct the defense of both the Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the

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Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless the defense of the one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

         If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and RBCO on the other hand, of the Transactions as contemplated whether or not the Transactions are consummated or, (ii) if (but only if) the allocation provided for in clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and RBCO, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received by the Company, on the one hand, and RBCO, on the other, of the Transactions as contemplated shall be deemed to be in the same proportion as the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Transactions bear to the fees paid or to be paid to RBCO under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that RBCO shall not be required to contribute any amount in excess of the amount by which fees paid RBCO hereunder (excluding reimbursable expenses), exceeds the amount of any damages which RBCO has otherwise been required to pay.

         The Company agrees that without RBCO's prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which RBCO or any other Indemnified Party is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise, consent or judgment includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

         In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse RBCO on a monthly basis for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to

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appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel. In addition to any reimbursed fees, expenses or costs outlined hereunder, RBCO shall also receive from the Company cash compensation of $2,000.00 per person, per day, plus reasonable out-of-pocket expenses and costs should RBCO be required to provide testimony in any formal or informal proceeding regarding the Company in which RBCO is not named as a defendant.

         If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.



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